GuideStone Funds
Medium Duration Bond Fund (604094) (the "Fund")

CUSIP: 3135G0PQ0
Quarterly Report from Adviser for the Quarter Ending 09/30/2012

PROCEDURES PURSUANT TO RULE 10f-3*

(1)Name of Underwriters


(GS) GOLDMAN, SACHS & CO.
BARCLAYS CAPITAL
BNP PARIBAS SECURITIES CORP.
FIRST TENNESSEE BANK, NATIONAL
ASSOCIATION
LOOP CAPITAL MARKETS, LLC
NOMERA SECURITIES
INTERNATIONAL, INC.
TD SECURITIES (USA) LLC
UBS SECURITEIS CO., LTD
WILLIAMS CAPITAL GROUP L.P. (THE)


(2)Name of Issuer

FANNIE MAE


(3)Title of Security

FEDERAL NATIONAL MORTGAGE
ASSOC 0.875% 25 OCT 2017


(4)Date of Prospectus or First Offering

09/20/12



(5)Amount of Total Offering ($) **

6,000,000,000





(6)Unit Price

100.00


(7)Underwriting Spread or Commission

0.0000
(8)Rating

SP:AA+/ MD:Aaa/FT:AAA



(9)Maturity Date

10/26/17



(10)Current Yield

0.875%



(11)Yield to Maturity

0.875%



(12)Subordination Features

Unsecured

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust

** The amount of the total offering for equity transactions is shown in shares, the amount f the total offering for debt transactions is shown in dollars.



(13)Nature of Political Entity, if any, including, in the case of revenue bonds, underlying entity supplying the revenue

N/A

(14)Total Par Value of Bonds Purchased

4,600,000.00



(15) Dollar Amount of Purchases ($)

$4,599,770.00


(16)Number of Shares Purchased

4,600,000.00





(17) Years of Continuous Operation
(excluding municipal securities; see (25)(d) below)

A least 3 years of operations




(18)% of Offering Purchased by Fund

0.0767%



(19)% of Offering Purchased by all other GSAM-managed
Portfolios and Accounts

9.0900%


(20)Sum of (18) and (19)**

9.1667%




(21)% of Fund's Total Assets applied to Purchase

1.9687%



(22)Name(s) of Underwriter(s) or Dealer(s) from whom Purchased

BARCLAYS CAPITAL INC.



(23)Is the Adviser, any Subadviser or any person of which the Adviser or Subadviser is an "affiliated person", a Manager or Co-Manager of the Offering?

Yes ___X____
No________





(24)Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Subadviser or any person of which the Adviser or Subadviser is an "affiliated person"?

Yes_________
No___X_____


(25)Have the following conditions been satisfied:



(a)	The securities were part of an issue
registered under the Securities Act of 1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(16) of the Securities Exchange Act of 1934, or were municipal securities as defined in Section
3(a)(29) of the Securities Exchange Act of
1934 or were securities sold in an Eligible
Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

Yes___X____
No_________

** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs
Asset Management, L.P. ("GSAM") or Goldman
Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified
Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued
(b)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities
(except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes___X__
No_________


(c)	The underwriting was a firm commitment
underwriting?

Yes___X___
No_________

With respect to any issue of securities
other than Eligible Municipal Securities, was the issuer of such securities to be purchased in continuous operation for not less than three years, including the operation of any predecessors; or with respect to any issue of
Eligible Municipal Securities to be
purchased, were the securities sufficiently liquid that they could to be sold at or near their carrying value within a reasonably short period of time and either: (i) were subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues from which the issue is to be paid, had been in continuous operation for less than three years (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk.


Yes__N/A__
No_________


/s/ Ron Aron
Portfolio Manager